Luna Innovations Stock to Be Suspended from Nasdaq Listing ROANOKE, VA, (January 6, 2025) – Luna Innovations Incorporated (Nasdaq: LUNA) (the “Company”), a global leader in advanced fiber optic-based technology, today announced that, due to the Company’s inability to meet the March 27, 2025 deadline to file its previously disclosed delinquent filings with the Securities and Exchange Commission to regain compliance, the trading in its securities will be suspended tomorrow, January 7, 2025, and subsequently delisted from The Nasdaq Stock Market LLC (“Nasdaq”). Following the suspension, the Company expects its shares to be eligible to trade on the over-the-counter (“OTC”) market, specifically the OTC Expert Market. The suspension/delisting of the Company’s stock from Nasdaq does not directly impact the Company’s business operations. The Company remains focused on its strategic alternatives and continues to support its customers, partners, and suppliers in the usual course. Kevin Ilcisin, the Company’s President and Chief Executive Officer, said, “While we are disappointed in the restatement process schedule delays, we are encouraged by the operational discipline and improvements by the entire Luna team since May. During the second half of 2024, we secured notable wins, underscoring our commitment to providing exceptional products and services to our customers.” Looking ahead, the Company plans to provide a broader business update later this month, including preliminary revenue and booking numbers for fiscal year 2024. About Luna Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market. Forward-Looking Statement The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations regarding the listing of the Company’s common stock on Nasdaq and the OTC Markets, the corresponding impact on the Company’s operations and the Company’s plans regarding business updates and strategic alternatives. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the Company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, risks associated with being moved to the OTC Markets’ “Expert Market” tier and risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as in subsequent filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release. Investor Contact: Allison Woody Luna Innovations Incorporated Phone: 540.769.8465 Email: woodya@lunainc.com